UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2017

Commission file number: 000-29913

CONCIERGE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	90-1133909
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

29115 Valley Center Rd. K-206

 Valley Center, CA 92082

866-800-2978

______________________________

(Address and telephone number of

registrant's principal executive offices

and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.   Changes in Registrant’s Certifying Accountant

(a) Prior independent registered public accounting firm

On March 31, 2017, the board of directors (the “Board”) of Concierge Technologies, Inc. (the “Company”) approved the dismissal of Kabani & Company, Inc. (“Kabani”) as the Company’s independent registered public accounting firm, effective as of April 3, 2017.

Kabani served as the Company’s independent registered public accounting firm for the Company’s fiscal years ended June 30, 2015 and 2016. The reports of Kabani on the Company’s financial statements for the years ended June 30, 2015 and 2016 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended June 30, 2015 and 2016 and through March 31, 2017, there were no disagreements with Kabani on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Kabani would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

During the fiscal years ended June 30, 2015 and 2016 and through March 31, 2017, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company requested that Kabani review the disclosures contained herein and asked Kabani to furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission containing any new information, clarification of the Company’s expression of Kabani’s views, or the respects in which Kabani does not agree with the statements contained herein. A copy of Kabani’s letter, dated April 6, 2017, is filed as an exhibit to this Form 8-K.

(b) New independent registered public accounting firm

In March and April 2017, the Board conducted a review of the selection of the Company’s independent registered public accounting firm. BPM LLP (“BPM”) has served as auditor for the Company’s subsidiary Wainwright Holdings, Inc. (“Wainwright”) as well as Wainwright’s wholly-owned subsidiary, United States Commodity Funds LLC (“USCF”) a Delaware limited liability company registered as a commodity pool operator with the Commodity Futures Trading Commission and a member of the National Futures Association that serves as the General Partner for various limited partnerships. USCF manages exchange traded products with over $4 billion in assets. BPM also serves as auditor to Wainwright’s wholly-owned subsidiary, USCF Advisers, LLC a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended. While serving under the direction and supervision of Kabani, BPM assisted with the review procedures of Wainwright’s unaudited quarterly consolidated financial information for the quarter ended December 31, 2016. As part of its process in reviewing auditor services and in an effort to leverage services provided by BPM to the Company’s subsidiaries, the Company contacted BPM and solicited a proposal for BPM to be the Company’s independent registered public accounting firm. The Company solicited input from BPM on their ability to provide the audit services that the Company requires. Among other considerations, the Company sought detailed information about BPM’s experience auditing other similarly situated companies that have elected to be taxed as regulated investment companies. The Company contacted BPM for its ability to audit its annual consolidated financial statements for the fiscal year ending June 30, 2017 and to provide a fee proposal to do so.

As a result of this process for selection of auditor services, on April 3, 2017, the Company engaged BPM to serve as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending June 30, 2017.

Except as otherwise described above, neither the Company, nor any person on its behalf, had consulted with BPM with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K promulgated under the Exchange Act.

Item 9.01 Financial Statements and Exhibits

No.	Description
16.1	Letter dated April 6 from Kabani and Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Concierge Technologies, Inc.

Date: April 6, 2017	By:	/s/ David W. Neibert
David W. Neibert, Chief Financial Officer

4